SHATSWELL, MACLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation of our report dated April 19, 2002, relating to the consolidated balance sheets of Bay State Bancorp, Inc. and Subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2002, which is included in the Form 10-K of Bay State Bancorp, Inc.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          --------------------------------------
                                              SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 17, 2002